FIRST AMENDMENT
                    TO FUND ACCOUNTING AND SERVICES AGREEMENT
                            DATED SEPTEMBER 4, 2001,
                                  BY AND AMONG
                              ACCESSOR FUNDS, INC.,
                       ACCESSOR CAPITAL MANAGEMENT LP AND
                        ALPS MUTUAL FUNDS SERVICES, INC.

         THIS AMENDMENT is made as of December 31, 2002, by and between Accessor Funds, Inc., a corporation established under the laws of the State of Maryland (the "Fund"), Accessor Capital Management LP, a Washington limited partnership ("Accessor"), and ALPS Mutual Funds Services, Inc., a Colorado corporation ("ALPS").

         WHEREAS, the Fund, Accessor and ALPS have entered into a Fund Accounting and Services Agreement (the "Agreement") dated September 4, 2001;

         WHEREAS, effective October 21, 2002, ALPS has moved to 1625 Broadway, Suite 2200, Denver, Colorado 80202;

         WHEREAS, effective December 31, 2002, an additional class of shares for each Portfolio of the Fund was created; and

         WHEREAS, in light of the foregoing, the Fund, Accessor, and ALPS wish to modify the provisions of the Agreement to reflect ALPS' new address and the additional class of shares for each Portfolio, and the resulting increase of the fee paid to ALPS.

         NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

          1. ALPS' Address. All references to ALPS' address as 370 17th Street, Suite 3100, Denver, Colorado 80202 within the Agreement shall be replaced with 1625 Broadway, Suite 2200, Denver, Colorado 80202.

          2. Appendix A. Appendix A of the Agreement shall be replaced with Appendix A, attached hereto and incorporated herein by reference.

          3. Appendix C. Appendix C of the Agreement shall be replaced with Appendix C, attached hereto and incorporated herein by reference.

          4. Miscellaneous. Other than as amended hereby, all terms and conditions of the Agreement are unchanged and remain in full force and effect. This Amendment shall be deemed to be an amendment to the Agreement and shall be governed by the laws of the State of Colorado.

         IN WITNESS WHEREOF, this Amendment has been executed by a duly authorized representative of each of the parties hereto as of the date of the Amendment first set forth above.

ACCESSOR FUNDS, INC.

By:
   -----------------------------------
Name:
     ---------------------------------
Title:
      --------------------------------

ACCESSOR CAPITAL MANAGEMENT LP

By:
   -----------------------------------
Name:
     ---------------------------------
Title:
      --------------------------------

ALPS MUTUAL FUNDS SERVICES, INC.

By:
   -----------------------------------
Name: Jeremy O. May
Title: Senior Vice President

                                   APPENDIX A

                                 ACCESSOR FUNDS

Actively Managed Funds

   Growth Fund                                 Investor, Adviser and C Classes
   Value Fund                                  Investor, Adviser and C Classes
   Small to Mid Cap Fund                       Investor, Adviser and C Classes
   International Equity Fund                   Investor, Adviser and C Classes
   High Yield Fund                             Investor, Adviser and C Classes
   Intermediate Fixed-Income Fund              Investor, Adviser and C Classes
   Short-Intermediate Fixed-Income Fund        Investor, Adviser and C Classes
   Mortgage Securities Fund                    Investor, Adviser and C Classes
   U.S. Government Money Fund                  Investor, Adviser and C Classes

Allocation Funds

   Accessor Income Allocation Fund             Investor, Adviser and C Classes
   Accessor Income & Growth Allocation Fund    Investor, Adviser and C Classes
   Accessor Balanced Allocation Fund           Investor, Adviser and C Classes
   Accessor Growth & Income Allocation Fund    Investor, Adviser and C Classes
   Accessor Growth Allocation Fund             Investor, Adviser and C Classes
   Accessor Aggressive Growth Allocation Fund  Investor, Adviser and C Classes

                                   APPENDIX C

                                FEES AND EXPENSES


BASE FEE (CALCULATED DAILY, PAYABLE MONTHLY)

         Combined assets of all portfolios: annual fee of the greater of
                * $360,000; or
                * .0275% (2.75 basis points) of combined average daily net assets of all portfolios up to $1 billion, and .02% (2 basis points) thereafter.

OUT-OF-POCKET EXPENSES

         Securities Pricing